Exhibit 99.2

Joint Filer Information

Date of Event
Requiring Statement:	December 9, 2011

Issuer Name and Ticker
or Trading Symbol:	Kinder Morgan, Inc. [KMI]

Designated Filer:	TCG Holdings, L.L.C.

Other Joint Filers:	Carlyle Partners IV Knight, L.P.
CP IV Coinvestment, L.P.
TC Group IV, L.P.
TC Group IV Managing GP, L.L.C.
TC Group, L.L.C.

Addresses:	The address of each of the reporting persons is c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W., Suite 220 South,
Washington, DC 20004-2505

Signatures:

Dated: December 9, 2011

CARLYLE PARTNERS IV KNIGHT, L.P.

by: TC Group IV, L.P., as its General Partner
by: TC Group IV Managing GP, L.L.C., as its General Partner
by: TC Group, L.L.C., as its Managing Member
by: TCG Holdings, L.L.C., as its Managing Member

	By:	/s/ Jeremy W. Anderson,
attorney-in-fact
	Name:	David M. Rubenstein
	Title:	Managing Director

CP IV COINVESTMENT, L.P.

by: TC Group IV, L.P., as its General Partner
by: TC Group IV Managing GP, L.L.C., as its General Partner
by: TC Group, L.L.C., as its Managing Member
by: TCG Holdings, L.L.C., as its Managing Member

	By:	/s/ Jeremy W. Anderson,
attorney-in-fact
	Name:	David M. Rubenstein
	Title:	Managing Director

TC GROUP IV, L.P.

by: TC Group IV Managing GP, L.L.C., as its General Partner
by: TC Group, L.L.C., as its Managing Member
by: TCG Holdings, L.L.C., as its Managing Member

By:	/s/ Jeremy W. Anderson,
attorney-in-fact
Name:	David M. Rubenstein
Title:	Managing Director

TC GROUP IV MANAGING GP, L.L.C.

by: TC Group, L.L.C., as its Managing Member
by: TCG Holdings, L.L.C., as its Managing Member

By:	/s/ Jeremy W. Anderson,
attorney-in-fact
Name:	David M. Rubenstein
Title:	Managing Director

TC GROUP, L.L.C.

by: TCG Holdings, L.L.C., as its Managing Member

By:	/s/ Jeremy W. Anderson,
attorney-in-fact
Name:	David M. Rubenstein
Title:	Managing Director